As filed with the Securities and Exchange Commission on November 13, 2009

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under the

Securities Act of 1933

MERIT MEDICAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Utah	87-0447695
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1600 West Merit Parkway

South Jordan, Utah 84095

Telephone:  (801) 253-1600

(Address of Principal Executive Offices,
including Zip Code)

Merit Medical Systems, Inc.

2006 Long-Term Incentive Plan

(Full title of the plan)

Kent W. Stanger Chief Financial Officer Merit Medical Systems, Inc. 1600 West Merit Parkway South Jordan, Utah 84095 (801) 253-1600	Copy to: Brian G. Lloyd Parr Brown Gee & Loveless 185 South State Street, Suite 800 Salt Lake City, Utah 84111 (801) 532-7840
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Shares, no par value	1,500,000	(3)	$17.22	$25,830,000	$1,441.31

(1)          This Registration Statement shall also cover any additional shares of the common stock of Merit Medical Systems, Inc. which become issuable under the Merit Medical Systems, Inc. 2006 Long-Term Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of common stock of Merit Medical Systems, Inc. (the “Registrant”).

(2)           Calculated in accordance with Rules 457 (c) and (h) promulgated under the Securities Act of 1933, as amended, based on a price of $17.22 per share, which is the average of the high and low price per share of the Registrant’s common stock, as reported on the Nasdaq National Market on November 9, 2009.

(3)           Represents 1,500,000 additional shares of the Registrant’s common stock authorized to be issued under the Plan.  Shares available for issuance under the Plan were initially registered on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 6, 2006 (File No. 333-135614).

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 1,500,000 shares of the common stock, no par value, (the “Common Stock”), of Merit Medical Systems, Inc. (the “Registrant”) that may be offered and sold under the Merit Medical Systems, Inc. 2006 Long-Term Incentive Plan, as amended (the “Incentive Plan”).  The Registrant’s shareholders approved the addition of these shares to the Incentive Plan at the Registrant’s Annual Meeting of Shareholders held on May 20, 2009.

The contents of the Registrant’s previously filed Registration Statement on Form S-8, File No. 333-135614, filed with the Securities and Exchange Commission (the “Commission”) on July 6, 2006 relating to the Incentive Plan, are hereby incorporated by reference herein to the extent not otherwise amended or superseded by the contents hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are hereby incorporated herein by reference:

(1)           The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008;

(2)           The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2009;

(3)           The Registrant’s Current Reports on Form 8-K filed with the Commission on January 7, 2009, February 20, 2009, March 16, 2009, May 27, 2009, June 8, 2009, and October 27, 2009; and

(4)           The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing of such documents.  Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document incorporated by reference herein) modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.         Description of Securities.

Not applicable.

Item 5.         Interests of Named Experts and Counsel.

Not applicable.

Item 6.         Indemnification of Directors and Officers

The Registrant is a Utah corporation. Section 16-10a-902 of the Utah Revised Business Corporation Act (the “Revised Act”) provides that a corporation may indemnify any individual who was, is, or is threatened to be made a named defendant or respondent (a “Party”) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (a “Proceeding”), because he or she is or was a director of the corporation or, while a director of the corporation, is or was serving at its request as a director, officer, partner, trustee, employee, fiduciary or agent of another corporation or other person or of an employee benefit plan (an “Indemnifiable Director”), against any obligation incurred with respect to a Proceeding, including any judgment, settlement, penalty or fine, or reasonable expenses (including attorneys’ fees), incurred in the Proceeding if his or her conduct was in good faith and he or she reasonably believed that his or her conduct was in, or not opposed to, the best interests of the corporation, and, in the case of any criminal Proceeding, he or she had no reasonable cause to believe such conduct was unlawful; provided, however, that pursuant to Subsection 902(4): (i) indemnification under Section 902 in connection with a Proceeding by or in the right of the corporation is limited to payment of reasonable expenses (including attorneys’ fees) incurred in connection with the Proceeding and (ii) the corporation may not indemnify an Indemnifiable Director in connection with a Proceeding by or in the right of the corporation in which the Indemnifiable Director was adjudged liable to the corporation, or in connection with any other Proceeding charging that the Indemnifiable Director derived an improper personal benefit, whether or not involving action in his or her official capacity, in which Proceeding he or she was adjudged liable on the basis that he or she derived an improper personal benefit.

Section 16-10a-903 of the Revised Act provides that, unless limited by its articles of incorporation, a corporation shall indemnify an Indemnifiable Director who was successful, on the merits or otherwise, in the defense of any Proceeding, or in the defense of any claim, issue or matter in the Proceeding, to which he or she was a Party because he or she is or was an Indemnifiable Director of the corporation, against reasonable expenses (including attorneys’ fees) incurred in connection with the Proceeding or claim with respect to which he or she has been successful.

In addition to the indemnification provided by Sections 902 and 903, Section 16-10a-905 of the Revised Act provides that, unless otherwise limited by a corporation’s articles of incorporation, an Indemnifiable Director may apply for indemnification to the court conducting the Proceeding or to another court of competent jurisdiction.

Section 16-10a-904 of the Revised Act provides that a corporation may pay for or reimburse the reasonable expenses (including attorneys’ fees) incurred by an Indemnifiable Director who is a Party to a Proceeding in advance of the final disposition of the Proceeding, upon the satisfaction of certain conditions.

Section 16-10a-907 of the Revised Act provides that, unless a corporation’s articles of incorporation provide otherwise, (i) an officer of the corporation is entitled to mandatory indemnification under Section 903 and is entitled to apply for court-ordered indemnification under Section 905, in each case to the same extent as an Indemnifiable Director, (ii) the corporation may indemnify and advance expenses to an officer, employee, fiduciary or agent of the corporation to the same extent as an Indemnifiable Director, and (iii) a corporation may also indemnify and advance expenses to an officer, employee, fiduciary or agent who is not an Indemnifiable Director to a greater extent than the right of indemnification granted to an Indemnifiable Director, if not inconsistent with public policy, and if provided for by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

The Registrant’s Amended and Restated Bylaws (the “Bylaws”) provide that, subject to the limitations described below, the Registrant shall indemnify any individual made party to a proceeding because he or she is or was one of its directors or officers against liability incurred in the proceeding, but only if the Registrant has authorized the payment in accordance with Sections 16-10a-902, 16-10a-904, 16-10a-906 and 16-10a-907 of the Revised Act, and a determination has been made in accordance with the procedures set forth in such provisions that the director or officer conducted himself or herself in good faith; that he or she reasonably believed that his or her conduct, if in his or her official capacity with the Registrant, was in the Registrant’s best interests and that his or her conduct, in all other cases, was at least not opposed to the Registrant’s best interests; and, in the case of any criminal proceeding, he or she had no reasonable cause to believe such conduct was unlawful. The Registrant may not, however, voluntarily extend such indemnification to an officer or director in connection with a proceeding by the Registrant or in its right in which such officer or director was adjudged liable to the Registrant, or in connection with any other proceeding charging that such person derived an improper personal benefit, whether or not involving action in his or her official capacity, in which proceeding he or she was adjudged liable on the basis that he or she derived an improper personal benefit. Notwithstanding the foregoing, the Bylaws provide that, unless otherwise provided in the Registrant’s Articles of Incorporation, as amended (the “Amended Articles”), the Registrant shall indemnify an officer or director who was wholly successful, on the merits or otherwise, in the defense of any proceeding or the defense of any claim, issue or matter in the proceeding to which the officer or director was a party because he or she is or was one of the Registrant’s directors or officers against reasonable expenses that he or she incurred in connection with the proceeding or claim with respect to which he or she was successful. The Amended Articles do not limit the Registrant’s authority to provide such indemnification. The Bylaws also provide that if a determination is made by the Registrant that the officer or director has satisfied the requirements set forth in the Bylaws and the applicable statutory provision, then, unless otherwise provided in the Amended Articles, the Registrant shall pay for or reimburse the reasonable expenses incurred by an officer or director who is party to a proceeding in advance of final disposition of the proceeding if (i) the officer or director furnishes to the Registrant a written affirmation of a good faith belief that he or she has met the applicable standard of conduct under the Bylaws and applicable law necessary for indemnification, (ii) the officer or director furnishes to the Registrant a written undertaking to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct, and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification pursuant to the Bylaws and applicable law. The Amended Articles do not limit the Registrant’s authority to reimburse such reasonable expenses. The Bylaws also provide that any indemnification or advancement of expenses provided thereby shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any articles of incorporation, bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

The Bylaws also provide that, unless otherwise limited by the Amended Articles, a director or officer who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. The court may order indemnification if it determines that the director or officer is entitled to mandatory indemnification as provided in the Bylaws and applicable law, in which case the court shall also order the Registrant to pay the reasonable expenses incurred by the director or officer to obtain court-ordered indemnification. The court may also order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or officer met the applicable standard of conduct set forth in the Bylaws and applicable law. Any indemnification with respect to any proceeding in which the officer or director was adjudged liable to the Registrant or in connection with any other proceeding charging the officer or director with the receipt of an improper personal benefit, in which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, is limited to reasonable expenses.

The Bylaws also provide that, unless otherwise provided in the Amended Articles, an incorporator, employee, fiduciary, or agent of the Registrant performing acts in furtherance of the business of the Registrant shall have substantially the same indemnification as provided to a director or officer in accordance with the conditions set forth in the Bylaws.  With respect to the advancement of expenses and other relief, the Registrant’s Board of Directors may, but shall not be required to, advance expenses to any such incorporator, employee, fiduciary, or agent of the Registrant, to any extent consistent with public policy and as provided for by the Amended Articles, the Bylaws, general or specific action of the Registrant’s Board of Directors, or contract.

Utah law permits director liability to be eliminated in accordance with Section 16-10a-841 of the Revised Act, which provides that the liability of a director to the corporation or its shareholders for monetary damages for any action taken or any failure to take any action, as a director, may be limited or eliminated by the corporation except for liability for (i) the amount of financial benefit received by a director to which he or she is not entitled; (ii) an intentional infliction of harm on the corporation or its shareholders; (iii) a violation of Section 16-10a-842 of the Revised Act, which prohibits unlawful distributions by a corporation to its shareholders; or (iv) an intentional violation of criminal law. Such a provision may appear either in a corporation’s articles of incorporation or bylaws; however, to be effective, such a provision must be approved by the corporation’s shareholders.

The Amended Articles provide that the personal liability of any director to the Registrant or to its shareholders for monetary damages for any action taken or the failure to take any action, as a director, is eliminated to the fullest extent permitted by Utah law.

The Bylaws provide that the Registrant may purchase and maintain insurance on behalf of any person who is or was one of the Registrant’s incorporators, directors, officers, employees, fiduciaries or agents, or is or was serving at the Registrant’s request as a director, officer, employee, fiduciary or agent of another corporation or other person, or of an employee benefit plan, against liability asserted against or incurred by him or her in such capacity or arising out of his or her status in such capacity, whether or not the Registrant would have the power to indemnify him or her against such liability under applicable law. The Registrant maintains insurance from commercial carriers against certain liabilities that may be incurred by its directors and officers.

Item 7.         Exemption From Registration Claimed.

Not applicable.

Item 8.         Exhibits.

Exhibit Number	Description
4.1	Articles of Incorporation of the Company, as amended and restated (1)
4.2	Amended and Restated Bylaws of Merit Medical Systems, Inc. (2)
4.3	Articles of Amendment of the Articles of Incorporation dated May 14, 1993 (3)
4.4	Articles of Amendment to Articles of Incorporation dated June 6, 1996 (3)
4.5	Articles of Amendment to Articles of Incorporation dated June 12, 1997 (3)
4.7	Articles of Amendment to the Articles of Incorporation dated May 22, 2003 (3)
4.8	Articles of Amendment to the Articles of Incorporation of Merit Medical Systems, Inc., dated May 23, 2008 (4)
5.1	Opinion of Parr Brown Gee & Loveless as to the legality of the securities being registered (5)
23.1	Consent of Deloitte & Touche LLP (5)
23.2	Consent of Parr Brown Gee & Loveless (included in Item 5.1 above).
24.1	Power of Attorney (included on signature page of this Registration Statement).
99.1	Merit Medical Systems, Inc. 2006 Long-Term Incentive Plan (6)
99.2	First Amendment to the Merit Medical Systems, Inc. 2006 Long-Term Incentive Plan (5)
99.3	Second Amendment to the Merit Medical Systems, Inc. 2006 Long-Term Incentive Plan (7)

(1)   Incorporated by reference to Exhibit 1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, filed on August 14, 1996.

(2)   Incorporated by reference to Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, filed on November 8, 2007.

(3)   Incorporated by reference to Exhibits 4.3, 4.4, 4.5 and 4.7, respectively, to the Registrant’s Registration Statement on Form S-3, filed on February 14, 2005 (File No. 333-122803).

(4)   Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on May 28, 2008.

(5)   Filed herewith.

(6)   Incorporated by reference to Registration Statement on Form S-8 filed with the Commission on July 6, 2006, File No. 333-135614.

(7)   Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on May 27, 2009.

Item 9.         Undertakings.

A.            The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)           To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)            If the Registrant is relying on Rule 430B:

(A)          Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)           If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)           That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communication, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)          the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)          any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

B.            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, State of Utah, on November 13, 2009.

MERIT MEDICAL SYSTEMS, INC.

/s/ Fred P. Lampropoulos
Fred P. Lampropoulos
Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the Registrant in the capacities and on the date indicated. Each person whose signature to this registration statement appears below hereby constitutes and appoints Fred P. Lampropoulos and Kent W. Stanger, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file (i) any and all amendments and post-effective amendments to this registration statement, and any and all exhibits, instruments or documents filed as part of or in connection with this registration statement or the amendments thereto and (ii) a registration statement and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, and each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or their substitutes, shall do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Fred P. Lampropoulos	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	November 13, 2009
Fred P. Lampropoulos

/s/ Kent W. Stanger	Chief Financial Officer, Secretary and Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	November 13, 2009
Kent W. Stanger

/s/ Rex C. Bean	Director	November 13, 2009
Rex C. Bean

/s/ Richard W. Edelman	Director	November 13, 2009
Richard W. Edelman

/s/ James J. Ellis	Director	November 13, 2009
James J. Ellis

/s/ Franklin J. Miller, M.D.	Director	November 13, 2009
Franklin J. Miller, M.D.

/s/ Michael E. Stillabower, M.D.	Director	November 13, 2009
Michael E. Stillabower, M.D.

MERIT MEDICAL SYSTEMS, INC.

EXHIBIT INDEX

Exhibit Number	Description
4.1	Articles of Incorporation of the Company, as amended and restated (1)
4.2	Amended and Restated Bylaws of Meriti Medical Systems, Inc. (2)
4.3	Articles of Amendment of the Articles of Incorporation dated May 14, 1993 (3)
4.4	Articles of Amendment to Articles of Incorporation dated June 6, 1996 (3)
4.5	Articles of Amendment to Articles of Incorporation dated June 12, 1997 (3)
4.7	Articles of Amendment to the Articles of Incorporation dated May 22, 2003 (3)
4.8	Articles of Amendment to the Articles of Incorporation of Merit Medical Systems, Inc., dated May 23, 2008 (4)
5.1	Opinion of Parr Brown Gee & Loveless as to the legality of the securities being registered (5)
23.1	Consent of Deloitte & Touche LLP (5)
23.2	Consent of Parr Brown Gee & Loveless (included in Item 5.1 above).
24.1	Power of Attorney (included on signature page of this Registration Statement).
99.1	Merit Medical Systems, Inc. 2006 Long-Term Incentive Plan (6)
99.2	First Amendment to the Merit Medical Systems, Inc. 2006 Long-Term Incentive Plan (5)
99.3	Second Amendment to the Merit Medical Systems, Inc. 2006 Long-Term Incentive Plan (7)

(1)   Incorporated by reference to Exhibit No. 1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, filed on August 14, 1996.

(2)   Incorporated by reference to Exhibit No 3.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, filed on November 8, 2007.

(3)   Incorporated by reference to Exhibits 4.3, 4.4, 4.5 and 4.7, respectively, to the Registrant’s Registration Statement on Form S-3, filed on February 14, 2005 (File No. 333-122803).

(4)   Incorporated by reference to Exhibit 3.1 to the Registrant’s current Report on Form 8-K, filed on May 28, 2008.

(5)   Filed herewith.

(6)   Incorporated by reference to Registration Statement on Form S-8 filed with the Commission on July 6, 2006, File No. 333-135614.

(7)   Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on May 27, 2009.